Exhibit 99.1

Contacts:
RYAM Media	Ryan Houck	904-357-9134
RYAM Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Announces Cellulose Specialties Price Increase

JACKSONVILLE, Fla., October 4, 2021 – Rayonier Advanced Materials Inc. (NYSE: RYAM, the “Company”) announced today that, effective immediately, it will increase prices for all its Cellulose Specialties products by a minimum 15 to 30 percent depending on product grade, as contracts allow. The purpose of this increase is to help the Company offset the accelerating impacts of cost inflation throughout its global supply chain.

“As the Company has entered the second half of 2021, it has been confronted by the realities of substantial cost inflation,” said Paul Boynton, President and Chief Executive Officer. “Specifically, the Company is experiencing marked increases with respect to four core components of its Cellulose Specialties input costs – fiber, chemicals, energy and freight – and the Company currently expects these increases to continue well into 2022. These actions are a necessary step in the current global environment and will supplement ongoing cost- and efficiency-improvement initiatives at the Company’s four best-in-class High Purity Cellulose facilities.”

About Rayonier Advanced Materials

Rayonier Advanced Materials is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in filters, food, pharmaceuticals and other industrial applications. The Company also manufactures products for paperboard and high-yield pulp markets. With manufacturing operations in the U.S., Canada and France, Rayonier Advanced Materials generated approximately $1.3 billion of revenues during 2020 and currently employs approximately 2,500 people. More information is available at www.rayonieram.com.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ or future or expected events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

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CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com